Exhibit 99.1

CSX CORPORATION

Board of Directors

Corporate Governance Guidelines

The following guidelines have been adopted by the Board of Directors and, together with the charters of the standing Board committees, provide the framework for the governance of CSX Corporation (the “Corporation”).  The Board regularly reviews its corporate governance practices, including these guidelines, to ensure that they continue to reflect the high standards that those who deal with the Corporation as employees, investors, clients, customers, vendors or in other capacities can and should expect.

Board Responsibilities

1.
The business and affairs of the Corporation are subject to the overall oversight and authority of the Board of Directors. The Board has assigned primary responsibility for several important functions to the following standing committees: Audit (financial reporting and internal controls); Compensation (CEO review and evaluation and executive compensation); Finance (capital structure and financial policies); Governance (corporate governance, strategic planning and succession planning); and Public Affairs (public policy issues). Each of these committees consists solely of non-management directors, with the Audit, Compensation and Governance Committees consisting solely of independent directors.  Each committee operates under a written charter approved by the full Board, and committee chairs and memberships are rotated on a regular basis.

2.
The Board holds at least five regularly scheduled meetings each year, with additional meetings scheduled when necessary. Each Board committee meets three or more times each year, usually during the afternoon of the day preceding regular Board meetings. Additional committee meetings are held as needed, either in person or by telephone conference. To the extent possible, each director is expected to attend in person all meetings of the Board of Directors and the committees on which the director sits, and to participate telephonically when they are unable to attend in person.  The Company will make every effort to send materials for Board and committee meetings in advance of such meetings, and directors are expected to review the materials prior to meetings. Directors are also expected to participate in other applicable activities designed to increase their knowledge of the Corporation and their ability to perform their duties.

Independence of Board from Management

3.
A substantial majority of the Board of Directors is independent, as that term is defined in applicable laws and stock exchange listing standards.  An individual is considered independent only if the Board has affirmatively determined that the individual has no material relationship with the Corporation, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation. The basis for the Board's determination will be disclosed in the Corporation’s annual proxy statement. Corporation management annually verifies the nature and amount of any known relationships to the Governance Committee.

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4.
Members of management will be considered for Board membership only if they are serving as the current chief executive officer or are considered by the Governance Committee to be a likely successor to the chief executive officer. Members of management are not eligible to serve on any standing Board committees.

5.
The non-management directors meet alone in executive session at each Board meeting. These executive sessions are chaired by a presiding director selected annually by the Governance Committee from among independent directors.  A presiding director shall not serve more than two consecutive annual terms, and it shall be the expectation that a presiding director generally will serve two consecutive annual terms.  The duties of the presiding director include: (a) presiding at all meetings of the board at which the Chairman is not present; (b) serving as liaison between the Chairman and the independent directors; (c) approving information, meeting agendas and meeting schedules sent to the Board;  (d) calling meetings of independent directors when appropriate; and  (e) pre-clearing all transactions in CSX securities by a Director, the President and Chief Executive Officer, and the Senior Vice President-Law & Public Affairs and Corporate Secretary.

6.	The full Board will generally meet alone in executive session at each in-person Board meeting. These executive sessions will be led by the Chairman of the Board.

Director Qualifications and Selection

7.
The Governance Committee selects board nominees, with support from senior management if requested by the chair of the Committee. The same criteria apply to both new director nominees and directors nominated for reelection. In addition to assessing independence, the Committee evaluates the contribution a nominee could be expected to make to the Board, assessed both on the basis of individual strengths and the current composition of the Board.

8.
As a group, the Board is expected to represent a broad diversity of experience in business matters and to be able to assess and evaluate the role and policies of the Corporation in the face of changing conditions in the economy, regulatory environment and customer expectations. Nominees for Board membership are expected to be prominent individuals with demonstrated leadership ability and to possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors.

9.
The Governance Committee welcomes suggestions from shareholders for potential Board nominees, and when appropriate, Committee members will meet with interested shareholders to discuss proposed candidates. The Committee can be contacted through the Corporate Secretary, as described in the annual proxy statement. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. Each Board member is expected to represent the broad interests of the Corporation and its shareholders as a group, and not any particular constituency.

10.
Directors of the Corporation are elected annually by the shareholders for one-year terms, but may be appointed by the Board or elected for a shorter period to fill any vacancies on the Board. Under the Corporation's bylaws, a director may not serve as a director of the Corporation beyond the annual meeting of shareholders following that director’s

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70th birthday. In addition, if a director has a substantial change in principal employment, he or she is expected to volunteer to resign from the Board. The Corporation does not impose formal term limits on its directors, although in general the Governance Committee believes that some turnover after ten to twelve years may facilitate ongoing changes to the Board structure.  The preceding sentence will not apply to directors elected prior to October 2002 to facilitate the orderly transition of changes to the Board.

Director Resignation Policy

11.
Any incumbent Director nominated for reelection as a Director who is not reelected in accordance with Article II, Section 2, clause (b)(ii) of the Corporation’s By-Laws shall promptly tender his or her resignation following certification of the shareholder vote.  The Governance Committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it.  The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote.  Thereafter, the Board will promptly disclose its decision whether to accept the Director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that Corporation press releases typically are distributed.  Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer.  However, if each member of the Governance Committee fails to receive a sufficient vote for reelection, then the independent Directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.  However, if the only Directors who did receive a sufficient vote for reelection in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept or reject the resignation offers.

Board Access to Management and Independent Advisors

12.
The Corporation provides directors with regular access to management of the Corporation. Directors have regular, ongoing contact with senior executives and other members of management through Board retreats, visits to operating facilities, management participation in Board meetings and through other venues.

13.
Management keeps the Board informed about operations and the state of the Corporation's business so that the Board can carry out its oversight functions. In that context, the Board annually reviews the Corporation's strategic long-range plan and its annual operating plan and budget.

14.	Management designates appropriate senior staff members to serve as the primary support and management contact for each standing Board committee.

15.	The Board, and each Board committee, has full authority to consult and retain independent counsel and other outside advisors and consultants as it deems necessary.

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Director Compensation

16.
The Board periodically, but at least once every three years, reviews and sets the compensation for non-management directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components, and is fully disclosed in the annual proxy statement. Factors considered by the Committee in recommending the amount and form of director compensation include (a) the level of compensation necessary to attract and retain qualified directors; (b) retaining director independence; (c) providing incentives that encourage directors to act with the interests of shareholders in mind; and (d) an ability to meet the expectation of stock ownership. Directors who are employees of the Corporation do not receive separate compensation for their service as a director.

Director Orientation, Training and Continuing Education

17.
At the time they join the Board, new directors are provided with materials and receive briefings by senior management about the Corporation and its operations, financial profile, strategic plans, management organization, compliance programs and corporate policies.

18.
Management regularly furnishes directors with information to enable the Board to perform its oversight functions, including relevant corporate, legal and regulatory developments, and provides regular opportunities for Board members, individually or as a group, to tour facilities, meet with both executive and non-executive employees, and engage in other activities designed to make the Board more familiar with the Corporation's operations.

19.
Part of the effort to fully inform the Board about the Corporation's business is an annual two-day retreat attended by the Board and senior management. The retreat is typically held at one of the Corporation's major operating facilities, and includes an in-depth tour and explanation of that facility's function. The annual retreat is held in connection with a regularly scheduled Board meeting, and all directors are expected to attend.

20.
As necessary and appropriate, the Corporation may conduct in-house director education programs on relevant topics. In addition, at the request of individual directors, the Board will consider making available outside training opportunities in areas relevant to the directors’ duties.

Management Succession; Evaluation of the Chief Executive Officer

21.
The responsibilities of the Compensation Committee include an annual review of the performance of the chief executive officer. The Compensation Committee, in consultation with the Board, approves goals and objectives for the chief executive officer, evaluates his or her performance, and, either as a committee or together with the other independent directors, as directed by the Board, sets his or her compensation level based on this evaluation. The results of the evaluation are discussed with the independent directors in executive session and with the chief executive officer.

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22.
Among the most important functions of the Board of Directors is the selection of the chief executive officer and planning for management succession to execute the strategic plans approved by the Board. The Board will review succession plans for the Corporation at least annually, including procedures for the selection of a chief executive officer in the case of an emergency.  As part of this process, the Governance Committee periodically reviews potential candidates to succeed the chief executive officer and other key senior management, including both internal and external candidates. The formal succession review process includes identifying back-up individuals who could assume key positions on an interim basis if an executive were to die or leave unexpectedly. During this process, board members have ongoing contact with senior executives and other members of management and may take into account their experiences with management, as well as management’s opinions, with respect to individuals qualified to succeed the chief executive officer and other executives.

Evaluation of the Board and Board Committees

23.
The Board of Directors annually evaluates its performance of its oversight responsibilities through a review conducted by the Governance Committee.   In conducting this review, the Committee solicits input from all members of the Board and, as appropriate, from management. Each standing Board committee also conducts an annual evaluation of its own performance.

Code of Ethics and Internal Reporting

24.
The Corporation has adopted a Code of Ethics applicable to all officers, directors and employees of the Corporation and its subsidiaries. The Code covers such matters as conflicts of interest, insider trading, misuse of confidential information, compliance with laws and protection and proper use of corporate assets. Directors are expected to fully comply with the Code of Ethics and report any violations thereof, including any potential conflicts of interest, as outlined in the Code.

Stock Ownership

25.	In order to be eligible for re-nomination, a member of the Board of Directors who has served for at least one year is expected to own shares of the Corporation's stock.

Service on Other Boards

26.
Directors are encouraged to limit the number of boards on which they serve to the extent necessary to fulfill their duties to the Corporation. In addition, no member of the Corporation’s Audit Committee may serve on the audit committees of more than three public companies.  Each director is expected to inform the Board in advance in writing in the event that any such director is considering an offer to serve on the board of another company.

Confidentiality

27.
Each director shall maintain the confidentiality of information provided to such director by the Corporation (including information disclosed at Board and Committee meetings and in other Board discussions) and any other confidential information about CSX

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CSX Corporation that comes to such director, from whatever source, in his or her capacity as a director, and shall not disclose any such confidential information to any person or entity  (including members of the media) other than the directors and executive officers of the Corporation, the independent accountants, legal counsel and financial and other advisors retained by the Corporation and, except in each case, when disclosure is authorized by the Board or required by law.  No director shall use confidential information for his or her personal benefit or to benefit persons or entities other than the Corporation and its shareholders generally and except as authorized by the Board.  For purposes of these guidelines, “confidential information” includes all non-public information relating to the Corporation, including information regarding Board deliberations and discussions and the status thereof.

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